Updated Fiscal 2013 Financial Guidance February 7, 2013 Exhibit 99.2

© 2013 CareFusion Corporation or one of its subsidiaries. All rights reserved.
Forward-Looking Statements
financial guidance, which are forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments.  The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in
CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include
(but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; current economic conditions have and may continue to adversely affect our results of operations and financial condition; we may be unable to realize any benefit from our cost reduction and restructuring efforts and our profitability may be hurt or our business otherwise might be adversely affected; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; we are currently operating under an amended consent decree with the FDA and our failure to comply with the requirements of the amended consent decree may have an adverse effect on our business; and our success depends on our key personnel, and the loss of key personnel or the transition of key personnel, including our chief executive officer, could disrupt our business. This presentation reflects management’s views as of February 7, 2013. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This presentation contains our fiscal 2013

© 2013 CareFusion Corporation or one of its subsidiaries. All rights reserved.
Fiscal 2013 Guidance
February 7, 2013
FY13 Guidance
Total Revenue (constant currency) 1 – 3%
Medical Systems Revenue (constant currency) 1 – 3%
Procedural Solutions Revenue (constant currency) 3 – 5%
Adjusted Operating Margin
¹
20.0%+
Adjusted Effective Tax Rate
¹
27 – 29%
Adjusted Diluted EPS From Continuing Operations
¹ $2.11 – $2.21
Diluted Weighted Average Shares Outstanding
² ~221M
Operating Cash Flow $525 – $575M
Capital Expenditures ~$110M
1
Adjusted amounts are non-GAAP financial measures. These measures exclude amortization of acquired intangible assets, nonrecurring restructuring and acquisition integration charges, and the tax effects of these items. A GAAP to non-GAAP reconciliation can be found in the company’s Q2FY13 earnings release, which was furnished to the SEC on Form 8-K on February 7, 2013 and is posted on CareFusion’s website at www.carefusion.com under the Investors tab. The Form 8-K also includes a discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the company’s financial condition and results of operations.
2
On February 10, 2012 CareFusion announced a $500M share repurchase program. Outlook for diluted weighted average shares outstanding reflects the impact of expected repurchases during fiscal 2013.